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                                 AMENDMENT NO. 1

                              EMPLOYMENT AGREEMENT


                  THIS AMENDMENT NO. 1 to the Employment Agreement dated December 1, 1993 (hereinafter "Employment Agreement"), by and between SPS Technologies, Inc., a Pennsylvania corporation (the "Company") and Charles W. Grigg, residing at 2504 N. Bingham Street, Cornwall, VT 05753 (the "Employee").

                  WHEREAS, the Employee is currently employed by the Company as the Company's Chairman of the Board and Chief Executive Officer; and

                  WHEREAS, the Company desires to continue to employ the Employee as the Company's Chairman of the Board and the Employee desires to continue to be so employed, on the terms and conditions set forth in the Employment Agreement as amended herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

         1. Section 1 is deleted and shall be replaced in its entirety as follows:

                  "Section 1. Employment. Effective January 1, 2002, the Company hereby continues to employ the Employee, which employment the Employee hereby accepts, to serve, subject to the direction of the Board of Directors of the Company (the "Board"), as the Company's Chairman of the Board ("Chairman") and Chief Executive Officer until the Company's Annual Meeting on April 30, 2002, and as the Company's Chairman thereafter. In such regard, the Employee agrees to work half-time to undertake and discharge the following duties: member of the Company's Board as Chairman, strategic planning and initiatives, mergers and acquisitions, business development, monthly operations review with Company management, selective quarterly reviews with the Company's Group management, budget and long range planning advice, and such other duties, functions and responsibilities as are from time to time assigned to the Employee by the Company's Board, consistent with the terms and provisions of this Employment Agreement."

         2. Section 2(a) is deleted and shall be replaced in its entirety as follows:

                  "Section 2.  Term and Termination.

                           (a) Term. The Employee's employment by the Company pursuant to this Amendment No. 1 shall be effective as of January 1, 2002 (the "Effective Date") and shall continue until December 31, 2002, unless such employment is terminated by the Employee or the Company in accordance with Section 2(b) as amended or Section 2(d) of the Employment Agreement. The mutual written consent of Employee and Company shall be required for the extension of the term of Employee's employment by the Company beyond December 31, 2002."
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         3.       Section 2(b) is deleted and shall be replaced in its entirety as follows:

                           "(b) Termination by Employee or Company. The Company may terminate the duties of the Employee, except as a member of the Board of Directors, at any time by giving at least ninety (90) days prior written notice of such termination to the Employee. Regardless of such termination, the Employee shall continue to receive compensation pursuant to this Amendment No. 1 and shall continue to be an employee of the Company with all rights and benefits as provided under the Employment Agreement until December 31, 2002. Notwithstanding the foregoing, if the Company is prohibited by law or the terms of its plans to continue benefits to the Employee after his termination of employment, the Company shall, in the case of retirement benefits, provide such benefits through the Supplemental Executive Retirement Plan and the Benefit Equalization Plan or any other non-qualified retirement plan and in the case of welfare benefits, provide such benefits through individual insurance arrangements or self-insured arrangements. If either the Company or Employee decides not to extend the term of this Amendment No. 1 or further amend the Employment Agreement, then the Employee shall retire from the Company effective January 1, 2003."

         4.       Section 2(c) is deleted.

         5. Section 3(a) is deleted and shall be replaced in its entirety as follows:

                  "Section 3.  Compensation.

                           (a) Base Salary. In consideration for all services rendered by the Employee, hereunder or otherwise, to or for the benefit of the Company, its subsidiaries and affiliates, the Company shall pay the Employee a base salary at the rate per annum equal to Three Hundred Thousand Dollars ($300,000), payable in equal monthly installments."

         6.       Section 3(b) is deleted.

         7. Section 3(c) is deleted and shall be replaced in its entirety as follows:

                           "(c) Incentive Compensation. The Employee shall continue to participate in all incentive compensation plans of the Company that the Employee participated in for Fiscal Year 2001 at the same percentages of base salary except that the base salary used to determine such incentive compensation shall be as provided in Section 3(a) of this Amendment No. 1."

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         8.       Section 3(d) is deleted and shall be replaced in its entirety as follows:

                           "(d) Benefit Plans. The Employee shall be eligible during the term of his employment under this Employment Agreement to participate in all Employee benefit plans and Employee fringe benefits such as medical, dental and disability and retirement programs (including the Company's Retirement Income Plan, Executive Deferred Compensation Plan, Supplemental Executive Retirement Plan, and Benefit Equalization Plan, but specifically excluding the Company's Senior Executive Severance Plan ("SESP")) now or hereafter made available to executive employees of the Company generally (collectively, such plans and programs, but excluding the SESP, are herein collectively referred to as the "Benefit Plans"), to the extent and on the same terms and conditions (subject, however, to the terms and provisions of any such plans or programs) as from time to time are accorded other employees serving as executive officers of the Company, except as such Benefit Plans may be expressly modified by the terms of the Employment Agreement and this Amendment No. 1. For purposes of life insurance, the Employee shall be reimbursed for the purchase of term life insurance in the same amount and same manner as in Fiscal Year 2001. Additionally, following expiration or termination of employment by the Company pursuant to this Amendment No. 1, the Company shall continue to provide medical coverage for Employee as long as Employee is Chairman of the Company's Board of Directors. Such medical coverage shall be comparable to medical coverage provided for executive employees of the Company and shall be paid for by the Company. However, Employee's participation in such medical coverage shall be subject to the terms of the applicable medical plan documents and applicable policies of the Company. If for any reason the Company cannot provide an entitled benefit as provided herein, the Company shall reimburse the Employee, on an after tax basis, the Employee's reasonable cost to secure such a benefit."

         9.       Section 3(e) is deleted.

         10. Section 4 is deleted and shall be replaced in its entirety as follows:

                  "Section 4. Office. The Company shall reimburse the Employee the reasonable costs and expenses of maintaining an office at his principal residence in Vermont. The Company shall also provide a visiting office and reasonable secretarial services at the Company's corporate offices in Jenkintown, Pennsylvania."

         11. Section 5 is deleted and shall be replaced in its entirety as follows:

                  "Section 5. Board Membership. The Employee shall continue as a member of Company's Board. Subject to the provisions of Section 7, the Employee may accept other board memberships or remunerative positions, other than with the Company and its subsidiaries, whether or not for compensation."

         12. Section 6(a) is amended by adding the following sentence at the end of the paragraph:

                           "In the event of a `Triggering Termination' of the
                  Employee during a `Change of Control Period' pursuant to this Section, severance payable to the Employee pursuant to his Executive Severance Agreement shall be determined by disregarding Employee's base salary and incentive compensation for Fiscal Year 2002 and using in lieu thereof Employee's base salary and incentive compensation for Fiscal Year 2001."

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           13.      Section 6(c) is deleted.

           14.      Section 6(e)(ii) is deleted.

           15.      Section 10 is deleted.

The effective date of this Amendment No. 1 to the Employment Agreement shall be January 1, 2002.

All other terms and conditions of the Employment Agreement shall remain unchanged and in effect.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the 6th day of December, 2001.


Attest:                             SPS TECHNOLOGIES, INC.



                                    By:
-------------------------              -----------------------
Secretary


                                    EMPLOYEE:


-------------------------           --------------------------
Witness                             Charles W. Grigg



















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